EXHIBIT 5.1

OPINION AND CONSENT OF WILSON SONSINI GOODRICH & ROSATI, PC

July 30, 2004

Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618

Re:	Broadcom Corporation – Registration Statement for Offering of an Aggregate of 343,663 Shares of Class A Common Stock

Dear Ladies and Gentlemen:

We have acted as counsel to Broadcom Corporation, a California corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of (i) 31,456 shares of the Company’s Class A Common Stock for issuance under the Zyray Wireless Inc. 2001 Equity Incentive Plan, as assumed by the Company (the “Zyray 2001 Plan”), and (ii) 312,207 shares of the Company’s Class A Common Stock for issuance under the Zyray Wireless Inc. 2004 Stock Option Plan, as assumed by the Company (the “Zyray 2004 Plan” and, collectively with the Zyray 2001 Plan, the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. We have examined instruments, documents, and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the 343,663 shares of the Company’s Class A Common Stock to be issued by the Company pursuant to the Plans are validly authorized shares of the Company’s Class A Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to this Registration Statement and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, PC
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation